DEM, INC.
                      POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) of DEM, Inc., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of DEM, Inc., the Registration Statement on Form N-2, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

                                   DATE



/s/ NATHAN A. CHAPMAN, JR.              November 1, 1995
Nathan A. Chapman, Jr., President,
Chairman of Board of Directors and
Director (Principal Executive Director)


/s/ RONALD A. WHITE                          November 2,
1995
Ronald A. White, Director,


/s/ JAMES B. LEWIS                                November
2, 1995
James B. Lewis, Director


/s/ LOTTIE H. SHACKELFORD                    November 2,
1995
Lottie H. Shackelford, Director


/s/ M. LYNN BALLARD                          November 2,
1995
M. Lynn Ballard
Treasurer (Principal Accounting &
Financial Officer)